Exhibit 99.1

CONTACT Howard Clabo (editorial/media) 408.748.5775 Michael Sullivan (financial community) 408.986.7977
NEWS RELEASE
APPLIED MATERIALS ANNOUNCES SOLID FIRST QUARTER RESULTS
•	Raises fiscal year net sales outlook to growth of more than 50%

•	Orders up 33% quarter over quarter led by Silicon Systems Group order growth of 80%

•	Completes Semitool acquisition targeting growth in advanced semiconductor packaging
SANTA CLARA, Calif., Feb. 17, 2010 — Applied Materials, Inc. (NASDAQ: AMAT), the global leader in Nanomanufacturing Technology™ solutions for the semiconductor, flat panel display and solar industries, today reported results for its first quarter of fiscal 2010 ended January 31, 2010. Applied generated net sales of $1.85 billion, operating profit of $116 million, and net income of $83 million or $0.06 per share. Non-GAAP net income was $179 million or $0.13 per share.
“Applied posted solid first quarter results led by robust sales in our semiconductor equipment business,” said Mike Splinter, chairman and CEO. “With global demand improving in our customers’ end markets, we are raising our full-year revenue target to reflect higher anticipated demand in our semiconductor, LCD display and crystalline silicon solar businesses.”
“During the quarter, we completed the acquisition of Semitool Inc., opening new growth opportunities in our core semiconductor equipment market, particularly in advanced packaging,” Splinter added. “Applied enters its second quarter with considerable momentum, and we are off to an excellent start for the year.”
Financial Results Summary

	Q1 FY 2010	Q4 FY 2009	Q1 FY 2009
GAAP Results
Net sales	$1.85 billion	$1.53 billion	$1.33 billion
Net income (loss)	$83 million	$138 million	($133 million)
Earnings (loss) per share	$0.06	$0.10	($0.10)
Non-GAAP Results
Non-GAAP net income (loss)	$179 million	$155 million	($28 million)
Non-GAAP earnings (loss) per share	$0.13	$0.11	($0.02)
Fiscal year 2010 is a 53-week year with 14 weeks in the first quarter.
The non-GAAP results exclude the impact of the following, where applicable: restructuring and asset impairments, acquisition-related costs, investment impairments, gains on sales of facilities, and amounts associated with the resolution of income tax audits. Effective the first quarter of fiscal 2010, the non-GAAP results no longer exclude the impact of equity-

Applied Materials, Inc.

based compensation. A reconciliation of the GAAP and non-GAAP results is provided in the financial statements included in this release.
Reportable Segment Results
The Silicon Systems Group (SSG) had new orders of $1.13 billion, net sales of $970 million and operating income of $306 million. The 48 percent sequential increase in net sales was led by shipments to foundry and DRAM customers. New order composition was: foundry 42 percent, DRAM 36 percent, flash 13 percent, and logic and other 9 percent.
Applied Global Services (AGS) had new orders of $474 million, net sales of $426 million and operating income of $63 million. Sequential growth in net sales of 9 percent was driven primarily by semiconductor customer increases in factory utilization levels and new wafer starts.
The Display group had new orders of $126 million, net sales of $132 million and operating income of $25 million. The sequential decline in net sales was expected following a strong prior quarter.
The Energy and Environmental Solutions (EES) group had new orders of $230 million, net sales of $321 million and an operating loss of $36 million. Net sales included revenue for two additional SunFab™ thin film solar production lines.
Financial Highlights
Applied generated operating cash flow of $367 million during the quarter. The company acquired Semitool Inc. in an all-cash transaction for $323 million, net of cash acquired, and paid cash dividends of $80 million. At the end of the period, the company held $3.2 billion in cash and investments.
Business Outlook
For the second quarter of fiscal 2010, Applied expects quarter over quarter net sales growth of between 15 percent and 25 percent. The company expects non-GAAP EPS to be in the range of $0.17 to $0.22, which excludes anticipated charges related primarily to acquisitions.
For fiscal 2010, Applied expects net sales to grow by more than 50 percent, an increase from the previous outlook of greater than 30 percent.
Use of Non-GAAP Financial Measures
Management uses non-GAAP results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Applied

Applied Materials, Inc.

Materials believes these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast will be available at www.appliedmaterials.com.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding Applied’s performance, second quarter and fiscal year 2010 business outlooks, and growth opportunities. Forward-looking statements may contain words such as “expect,” “believe,” “may,” “can,” “should,” “will,” “forecast,” “anticipate” or similar expressions, and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the level of demand for nanomanufacturing technology products, which is subject to many factors, including uncertain global economic and industry conditions, customers’ ability to acquire affordable capital, business and consumer spending, demand for electronic products and semiconductors, government renewable energy policies and incentives, and customers’ utilization rates and capacity requirements, including capacity utilizing the latest technology; variability of operating expenses and results among the company’s segments caused by differing conditions in the served markets; Applied’s ability to (i) develop, deliver and support a broad range of products, expand its markets and develop new markets, (ii) timely implement and maintain effective cost reduction programs, realize expected benefits, and align its cost structure with business conditions, (iii) plan and manage its resources and production capability, including its supply chain, (iv) implement information technology, business process, outsourcing, business relocation and other initiatives that enhance global operations and efficiencies, (v) realize synergies from, and successfully commercialize technologies acquired in, business acquisitions, (vi) maintain effective internal controls and procedures, (vii) obtain and protect intellectual property rights in key technologies, (viii) attract, motivate and retain key employees, and (ix) accurately forecast future operating and financial results, which depends on multiple assumptions related to, without limitation, market conditions and business needs; and other risks described in Applied Materials’ SEC filings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. The company undertakes no obligation to update any forward-looking statements.
About Applied Materials
Applied Materials, Inc. (Nasdaq: AMAT) is the global leader in Nanomanufacturing Technology™ solutions with a broad portfolio of innovative equipment, services and software products for the fabrication of semiconductor chips, flat panel displays, solar photovoltaic cells, flexible electronics and energy-efficient glass. At Applied Materials, we apply Nanomanufacturing Technology to improve the way people live. Learn more at www.appliedmaterials.com.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended
	January 31,	January 25,
(In thousands, except per share amounts)	2010	2009

Net sales	$1,848,902	$1,333,396
Cost of products sold	1,137,718	941,820

Gross margin	711,184	391,576

Operating expenses:
Research, development and engineering	269,003	229,540
General and administrative	124,799	141,241
Marketing and selling	97,195	84,115
Restructuring and asset impairments	103,844	132,772

Income (loss) from operations	116,343	(196,092)

Pre-tax loss of equity method investment	—	15,808
Impairment of strategic investments	1,190	—
Interest expense	5,060	5,994
Interest income	8,641	15,235

Income (loss) before income taxes	118,734	(202,659)

Provision (benefit) for income taxes	35,983	(69,725)

Net income (loss)	$82,751	$(132,934)

Earnings (loss) per share:
Basic	$0.06	$(0.10)
Diluted	$0.06	$(0.10)

Weighted average number of shares:
Basic	1,341,941	1,329,223
Diluted	1,349,567	1,329,223

Applied Materials, Inc.

APPLIED MATERIALS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS

	January 31,	October 25,
(In thousands)	2010	2009
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$1,399,054	$1,576,381
Short-term investments	755,122	638,349
Accounts receivable, less allowance for doubtful accounts of $73,310 and $67,313 at 2010 and 2009, respectively	1,267,409	1,041,495
Inventories	1,664,269	1,627,457
Deferred income taxes, net	417,986	356,336
Income taxes receivable	102,711	184,760
Other current assets	242,712	264,169

Total current assets	5,849,263	5,688,947
Long-term investments	1,046,116	1,052,165
Property, plant and equipment	2,964,028	2,906,957
Less: accumulated depreciation and amortization	(1,835,359)	(1,816,524)

Net property, plant and equipment	1,128,669	1,090,433
Goodwill, net	1,336,426	1,170,932
Purchased technology and other intangible assets, net	374,000	306,416
Deferred income taxes and other assets	269,364	265,350

Total assets	$10,003,838	$9,574,243

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$2,400	$1,240
Accounts payable and accrued expenses	1,252,031	1,061,502
Customer deposits and deferred revenue	993,357	864,280
Income taxes payable	30,160	12,435

Total current liabilities	2,277,948	1,939,457

Long-term debt	210,547	200,654
Other liabilities	367,200	339,524

Total liabilities	2,855,695	2,479,635

Stockholders’ equity:
Common stock	13,433	13,409
Additional paid-in capital	5,245,634	5,195,437
Retained earnings	10,936,149	10,934,004
Treasury stock	(9,046,562)	(9,046,562)
Accumulated other comprehensive loss	(511)	(1,680)

Total stockholders’ equity	7,148,143	7,094,608

Total liabilities and stockholders’ equity	$10,003,838	$9,574,243

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

	Three Months Ended
	January 31,	January 25,
(In thousands)	2010	2009
Cash flows from operating activities:
Net income (loss)	$82,751	$(132,934)
Adjustments required to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	76,412	71,228
Loss on fixed asset retirements	3,435	3,447
Provision for bad debts	6,000	47,526
Restructuring and asset impairments	103,844	132,772
Deferred income taxes	(43,636)	(13,054)
Net recognized loss on investments	209	5,398
Pretax loss of equity-method investment	—	15,808
Impairment of investments	1,190	—
Equity-based compensation	33,689	33,608
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	(193,953)	368,648
Inventories	25,026	(144,075)
Other current assets	23,260	10,890
Other assets	(9,525)	1,311
Accounts payable and accrued expenses	42,290	(353,672)
Customer deposit and deferred revenue	123,218	(164,701)
Income taxes	99,864	(94,337)
Other liabilities	(7,177)	26,920

Cash provided by (used in) operating activities	366,897	(185,217)

Cash flows from investing activities:
Capital expenditures	(53,167)	(73,318)
Cash paid for acquisition, net of cash acquired	(322,599)	—
Proceeds from sales and maturities of investments	189,225	541,689
Purchases of investments	(298,051)	(227,348)

Cash provided by (used in) investing activities	(484,592)	241,023

Cash flows from financing activities:
Debt borrowings	977	510
Proceeds from common stock issuances	19,855	182
Common stock repurchases	—	(22,906)
Payment of dividends to stockholders	(80,464)	(79,762)

Cash used in financing activities	(59,632)	(101,976)

Effect of exchange rate changes on cash and cash equivalents	—	742

Decrease in cash and cash equivalents	(177,327)	(45,428)

Cash and cash equivalents — beginning of period	1,576,381	1,411,624

Cash and cash equivalents — end of period	$1,399,054	$1,366,196

Supplemental cash flow information:
Cash payments (refunds) for income taxes	$(32,791)	$12,064
Cash payments for interest	$42	$42

Applied Materials, Inc.

Reportable Segment Results

	Q1 FY 2010			Q4 FY 2009			Q1 FY 2009
			Operating Income			Operating Income			Operating Income
(In millions)	New Orders	Net Sales	(Loss)	New Orders	Net Sales	(Loss)	New Orders	Net Sales	(Loss)
SSG	$1,135	$970	$306	$629	$656	$170	$246	$546	$46
AGS	$474	$426	$63	$335	$390	$66	$310	$345	$26
Display	$126	$132	$25	$151	$200	$41	$26	$149	$21
EES	$230	$321	($36)	$357	$280	($28)	$321	$293	($64)
Corporate-unallocated expenses	$—	$—	($242)	$—	$—	($76)	$—	$—	($225)

Consolidated	$1,965	$1,849	$116	$1,472	$1,526	$173	$903	$1,333	($196)

Effective in the first quarter of fiscal 2010, Applied changed its methodology for allocating certain expenses to its reportable segments. Applied has reclassified segment operating results for the three months ended October 25, 2009 and January 25, 2009 to conform to the fiscal 2010 presentation.
Additional Information

New Orders and Net Sales by Geography	Q1 FY 2010		Q4 FY 2009		Q1 FY 2009
(In $ millions)	New Orders	Net Sales	New Orders	Net Sales	New Orders	Net Sales
North America	256	241	199	232	237	383
% of Total	13	13	14	15	26	29
Europe	146	310	74	150	346	198
% of Total	7	17	5	10	38	15
Japan	178	174	124	218	154	216
% of Total	9	9	8	14	17	16
Korea	387	331	296	251	66	187
% of Total	20	18	20	17	7	14
Taiwan	658	514	218	327	19	144
% of Total	34	28	15	21	2	11
Southeast Asia	125	136	88	69	12	88
% of Total	6	7	6	5	2	6
China	215	143	473	279	69	117
% of Total	11	8	32	18	8	9

Employees
Regular Full Time	13,000*		12,600		14,400

*	Reflects acquisition of Semitool Inc.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended
	January 31,	October 25,	January 25,
(In thousands, except per share amounts)	2010	2009	2009
Non-GAAP Net Income (Loss)
Reported net income (loss) (GAAP basis)	$82,751	$137,862	$(132,934)
Certain items associated with acquisitions [1]	25,962	22,425	26,025
Semitool deal cost	9,860	—	—
Restructuring and asset impairments [2,3,4]	103,844	(3,693)	132,772
Impairment of strategic investments	1,190	5,058	—
Income tax effect of non-GAAP adjustments and resolution of audits of prior years’ income tax filings	(44,607)	(6,797)	(53,529)

Non-GAAP net income (loss)	$179,000	$154,855	$(27,666)

Non-GAAP Net Income (Loss) Per Diluted Share
Reported net income (loss) per diluted share (GAAP basis)	$0.06	$0.10	$(0.10)
Certain items associated with acquisitions	0.01	0.01	0.01
Semitool deal cost	0.01	—	—
Restructuring and asset impairments	0.05	—	0.06
Impairment of strategic investments	—	—	—
Non-GAAP net income (loss) — per diluted share	$0.13	$0.11	$(0.02)
Shares used in diluted shares calculation	1,349,567	1,347,691	1,329,223

[1]	These items are incremental charges attributable to acquisitions consisting of inventory fair value adjustments on products sold and amortization of purchased intangible assets.

[2]	Results for the first fiscal quarter ended January 31, 2010 included restructuring charges of $104 million associated with a restructuring program announced on November 11, 2009.

[3]	Results for the fourth fiscal quarter ended October 25, 2009 included an adjustment of restructuring reserves of $4 million.

[4]	Results for the first fiscal quarter ended January 25, 2009 included restructuring charges of $133 million associated with a restructuring program announced on November 12, 2008.
Effective the first quarter of fiscal 2010, the non-GAAP results no longer exclude the impact of equity-based compensation. Previously reported non-GAAP results have been restated to conform to the fiscal 2010 presentation.